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                                                               EXHIBIT 3.14

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 RBP TRANS, INC.

                (Under Section 102 of the General Corporation Law
                            of the State of Delaware)

                     * * * * * * * * * * * * * * * * * * * *

     FIRST:         The name of the corporation is

                                 RBP TRANS, INC.

     SECOND:        The registered office of the Corporation in the State of
Delaware is located at 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:         The nature of the business or purposes to be conducted or
promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including without limitation the following:

          A. To engage in and conduct in all its several departments, phases and branches the business of transporting goods, wares, merchandise and personal property of every kind and description, as a common and/or contract carrier for compensation over and upon the public highways of the United States of America; to arrange for the transportation of such property by other common and/or contract carriers; to acquire Certificates of Public Necessity and Convenience and other permits and licenses authorizing such operations as granted by the Interstate Commerce Commission and the various state commissions and agencies having the authority to issue the same; and to do all things necessary, convenient, expedient or incidental to the carrying out of the purpose of operating a motor freight line.

          B. To engage in and conduct, in all its several department, phases and branches, the business of designing, manufacturing, fabricating, assembling, processing, leasing as lessee, purchasing or otherwise acquiring, investing in, holding, owning, operating, servicing, mortgaging, pledging or otherwise giving liens against, leasing as lessor, selling, assigning, exchanging, transferring or otherwise disposing of, shipping, importing, exporting and generally dealing in

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     and with any and all classes of goods, wares and merchandise and personal property of every class, character and description, and generally to engage in and conduct any form of manufacturing or mercantile business not contrary to law.

          C. To take, lease as lessee, purchase or otherwise acquire, invest in, own, hold, use, exchange, develop, improve, manage, operate, option, subdivide or otherwise deal in and with, mortgage, encumber, lease as lessor, sell, convey, assign, transfer, release or otherwise dispose of real property of any and all kinds and any and all estates, rights and interests therein.

          D. To engage in the business of managing, supervising and operating real property, buildings and structures; to negotiate and consummate for itself or for others leases with respect to any such property; to enter into contracts and arrangements, either as principal or as agent for the maintenance, repair and improvement of any such property; to furnish financial (without banking or discount privileges), management and other services to others; to purchase or otherwise acquire, own, use, improve, maintain, sell, lease or otherwise dispose of any articles, materials, machinery and property used for or in connection with the business of the Corporation, and to engage in and conduct or authorize, license and permit others to engage in and conduct any business or activity incident, necessary, advisable or advantageous to the ownership of real property, buildings and structures.

          E. To carry on and conduct a general construction business, including the designing, constructing, removing or otherwise engaging in any work upon houses, buildings, factories and other structures of every description, and all kinds of excavation and iron, steel, wood, masonry, mechanical, electrical and earth construction and installations; to make, execute and take or receive any contracts or assignments of contracts therefor or in anywise connected therewith; to manufacture or otherwise acquire and furnish all building and other materials and supplies connected therewith or required therefor; to manufacture, produce, adapt and prepare, deal in and with any materials, articles or things incidental to or required for or useful in connection with any of its business.

          F. To enter into joint ventures, associations or general or limited partnership arrangements of every kind and character with any person, firm, association or corporation.

          G. To purchase or otherwise acquire the whole or any part of the property, assets, business, good will and rights, and to undertake and assume the whole or any part of the liabilities and obligations of any person, firm, association or corporation, and to pay for the same in cash, in shares of stock of any class of the Corporation or the bonds, notes or other obligations thereof, or otherwise; to hold or in any manner to dispose of the whole or any part of the business so acquired, and to exercise all powers necessary or convenient in or about the conduct, management and carrying on of any such business.

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          H.   To subscribe for, purchase, borrow or otherwise acquire,
     own, hold, sell, lend, exchange, pledge, hypothecate or otherwise dispose of or deal in and with shares of stocks or bonds, debentures, notes, acceptances or other obligations made, created or issued by any private, public, quasi-public or other corporation or association, domestic or foreign, or by any domestic or foreign state, government or governmental authority, or by any political or administrative subdivision or department thereof, and any and all trust participation or other certificates of or for, or receipt evidencing interest in, any such shares or obligations and to issue in payment or exchange therefor by any other lawful means and, while the owner of any shares, bonds, debentures, notes, acceptances or other obligations, or of any interest therein, to possess and exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes.

          I. To borrow or raise moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

     In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

     The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

     FOURTH:        The Corporation is authorized to issue only one class of
stock, which shall be designated "Capital Stock". The total number of shares of stock which the

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Corporation shall have authority to issue is one thousand (1,000), and the par value of each of such shares is One Dollar ($1.00).

     FIFTH:         The names and mailing addresses of the incorporators of the
Corporation are:

          Name                     Mailing Address
          ----                     ---------------
     D. R. Burg               Suite 200, 2550 Walnut Hill Lane, Dallas, TX 75229
     Winston L. Adkins        Suite 200, 2550 Walnut Hill Lane, Dallas, TX 75229
     Fred Babb                Suite 200, 2550 Walnut Hill Lane, Dallas, TX 75229


     SIXTH:         The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

          A.   Election of directors need not be by ballot;

          B. The Board of Directors shall have power to make, alter, amend or repeal the bylaws of the Corporation, except as otherwise provided in any bylaws adopted by the stockholders then entitled to vote, but bylaws so made, altered or amended by the Board of Directors may be altered or repealed by the stockholders then entitled to vote;

          C. The Corporation, its directors, officers and stockholders shall possess and may exercise all powers and privileges which are now or may hereafter be conferred by the laws of the State of Delaware; and

          D. To the extent permitted by law and subject to the provisions of this certificate of incorporation any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof which shall be ratified by a majority in interest of a quorum of the stockholders of the Corporation entitled to vote at any annual or special meeting called for such purpose shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure to submit any such contract, transaction or act to the stockholders for approval and ratification or any failure of the stockholders to approve and ratify such contract, transaction or act, when submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or act.

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     SEVENTH:       Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

     EIGHTH:        Cumulative voting for the election of directors shall not be permitted.

     NINTH:         No holder of any shares of capital stock of the Corporation shall, as such holder, have any preemptive or preferential right to receive, purchase or subscribe to any shares of capital stock of the Corporation; any obligations, evidences of indebtedness or other securities of the Corporation convertible into or accompanied by rights to receive, purchase or subscribe to any shares of capital stock of the Corporation; any right of subscription to, or

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any warrant or option for the purchase of, any thereof; or any other securities that may be issued or sold by the Corporation.

     TENTH:         The Corporation shall have perpetual existence.

     ELEVENTH: The stockholders of the Corporation shall not be personally liable for the payment of the Corporation's debts.

     TWELFTH:       The Corporation reserves the right to take any lawful action and to make any amendment of this certificate of incorporation in any form, manner or substance now or hereafter authorized or permitted by law. All holders of stock of the Corporation, by acceptance of their shares, agree that all rights to which such shares entitle them are subject to the provisions of this certificate of incorporation from the time of issuance thereof.

     We, the undersigned, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts stated herein are true and accordingly, have hereunto set our hands this 6th day of January, A.D., 1984.

                                   /s/ D. R. Burg
                                   -------------------------------------------
                                   D. R. Burg


                                   /s/ Winston L. Adkins
                                   -------------------------------------------
                                   Winston L. Adkins


                                   /s/ Fred Babb
                                   -------------------------------------------
                                   Fred Babb


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